Exhibit 10.17

General Credit Contract

Number: GRB15217

Debtor: Beijing Secoo Trading Limited (Party A)

Domicile: Suite 2405, Building 31, No. 25, North Yuetan Street, Xicheng District, Beijing, China

And

Creditor: Xiamen International Bank Co., Ltd. Beijing Branch (Party B)

Domicile: Suites 03, 05-11, 11/F and south side of 1/F. of Zhongshang Tower, No. 5, East Sanlihe Road, Xicheng District, Beijing, China

Instructions: This Agreement is concluded by the parties hereto on the basis of equality and free will in accordance with the relevant laws and regulations, and all the clauses hereof are expression of true intention of the parties. In order to sufficiently protect the lawful rights of the Debtor, the Creditor requests the Debtor to carefully read the clauses of this Agreement, especially those in bold herein and take the contents thereof into full consideration. If there is any question or ambiguity, please promptly consult Party B or professional agency or personnel.

On the basis of negotiation, Party B agrees to provide the following comprehensive credit line for Party A. In order to define the economic liabilities of the parties, the parties hereby agree as follows:

Article 1       Total sum of credit line: RMB150,000,000,000.

Article 2       Term of credit line: The term of this credit line shall commence on September 22, 2015 and end on September 21, 2017.  Any unused credit available hereunder shall become automatically null and void upon expiry of the term .

Article 3       Interest Rate and Calculation and Collection of Interest

3.1                   The interest rate of any loan to be extended under this credit line shall be calculated pursuant to the following:

3.1.1 (applicable to loan subject to fixed interest rate only) the loan to be extended under this credit line shall be calculated at a fixed interest rate of 1.62% per annum.

3.1.2 Others: see Section 16.1 of the Supplement attached hereto.

3.2                   Calculation and collection of interest

3.2.1 The interest shall be calculated from the date of drawdown in the method set forth under Item (1) below:

(1) (applicable to loans in RMB, USD, Euro, yen) Interest payable = actually drawdown amount x lending interest rate (per annum) x number of outstanding days/360

3.2.2 The interest shall be paid in the method set forth under below:

(1) (applicable to loans in RMB, not applicable to discount or overdraft) Within the term of this Agreement, Party B will calculate and collect interest on quarterly basis, and the accrued interest shall become due and payable on 21st day of the last month of each quarter.  Any and all outstanding interest accrued upon any outstanding loan shall be fully repaid upon full repayment of such loan by Party A.

Article 4       Purpose of the Credit Line

The credit line provided under this Agreement shall be used for the purpose set forth below and, without written consent of the Creditor, may not be used for any other purpose by the Debtor.

(1)         See Section 16.1 of the Supplement attached hereto.

Article 5       Use of Credit Line

5.1                   Party A shall establish a current account at Party B, and every time of use of funds by Party A must be handled through the current account at Party B.

5.2                   Within the validity term of the credit line, for every sum of loan, Party A shall submit a two bank business days’ prior application to Party B. Party B may unilaterally decide whether to permit Party A to use this credit line, and on the basis of examination and consent by Party B, Party A may use the credit line. If, for any reason, Party B does not agree with Party A to use the credit line or does not agree to grant the loan, Party A has no right to use the credit line or require Party B to grant the loan.

5.3                   Within the validity term of the credit line, the sum, term, purpose of every sum under the credit line are evidenced by business vouchers (including, without limitation, receipt for loan, and relevant business vouchers issued by Party B).

5.4                   The total outstanding amount of each item under the credit line may not exceed the total amount of the credit line.

5.5                   Within the term of the credit line, Party A may use this credit line on revolving basis.

5.6                   (Applicable to working capital loan only) Transfer of funds of loan to any third party shall be made under Section 5.6.1:

5.6.1 Transfer by the Lender

Party A will entrust Party B to transfer funds of the loan disbursed to Party A’s account to any counterparty of Part A whose use of the funds is in compliance with the purpose provided Under this Agreement.  Party A shall be liable for any and all legal and economic liabilities arising from such entrustment.

5.7                   (Applicable to working capital loan only) During transfer of the funds of loan contemplated under this Section 5.6, if Party A experiences downgrade of credit rating, deficient profitability from principal business operations or extraordinary issue in its use of the funds of the loan, the transfer of the funds of the loan shall be made under Section 5.6.1, and Party B may cease disbursement or transfer of any loan fund.

5.7                   Others: see Sections 16.2 and 16.3 of the Supplement attached hereto.

Article 6       Repayment of Principal and Interest

6.1                   Party A shall make due repayment of the principal and interest of any loan provided in this Agreement.  Party A hereby authorizes Party B to transfer funds from any account of Party A at any branch of Xiamen International Bank to repay any principal, interest, penalty interest, compound interest, penalty and other expenses arising Under this Agreement (if any). Such funds may be in the same currency of the loan or any other currency convertible to the currency of the loan in equivalent amount.

6.2                   If the funds in Party A’s account fail to cover the principal, interest and other expenses (if any) due and payable Under this Agreement, Party B may decide sequence of the repayment at its discretion.

6.3                   Pre-payment

(1) Prepayment of all or any part of the loan by Party A shall be subject to Party B’s consent in writing.

(2) Upon prepayment, Party A shall pay up all principal, interest and other expenses (if any) due and payable as of the date of prepayment under this Agreement.

6.4                   (applicable to working capital loan only) Party A shall designate an account exclusively for loan repayment and promptly report transactions of such account to Party B.

Article 7 Security

Lawful and valid security provided under Section 7.8 shall be made in order to secure performance by Party A of its obligations under this Agreement:

7.1                   Other conditions of security:

See Section 16.4 of the Supplement attached hereto.

Article 8 Other Conditions

8.1                   Party A shall promptly notify Party B and make repayment or provide security of the applicable loan required by Party B if:

(1)         There is any change of articles of association, business scope, registered capital, address, legal representative (principal) or shareholding structure if Party A;

(2)         Party A experiences serious difficulty in business operation, worsened financial conditions, closure, dissolution, liquidation or suspension, or its business license is revoked or rescinded, or it filed for bankruptcy;

(3)         Party A is or may be involved in material economic dispute, litigation, or arbitration, or its assets have been seized, frozen, attached or under custody;

(4)         Any of Party A’s directors and existing officers is involved in material lawsuits, economic dispute or any administrative penalty from any competent authority;

(5)         Party A has violated any applicable laws or regulations, regulatory rules or industrial standards regarding food safety, safe production or environmental protection, which violation has caused accident and had or could have adverse impact upon performance of its obligations Under this Agreement; or

(6)         There is any other occurrence which has material adverse impact upon Party A’s solvency.

8.2                   During the term of this Agreement, if Party A experiences any capital reduction, contracting, leasing, shareholding restructuring, association, consolidation, merger, split, joint venture, equity transfer, external investment, material increase of debts through financing, application for suspension of business for internal rectification, application for dissolution, or application for bankruptcy, which may affect realization of Party B’s creditor’s right, Party A shall notify Party B in writing 30 days in advance, obtain Party B’s consent thereof, and make repayment and provide security required by Party B.

8.3                   Party A shall provide information regarding financials and accounting, business operation and notes thereof to Party B on quarterly basis; Party A shall provide active support to Party B and subject itself to examination and supervision of its business operation, financial activities and the use of the loan lend Under this Agreement by Party B.

8.4                   Party A shall obtain Party B’s written consent if Party A provides any guaranty, mortgage, pledge or any other security for any third party which may affect realization of Party B’s creditor’s right.

8.5                   Party A shall provide true report of the use of each loan to Party B, and warrant to Party B that no loan borrowed from Party B will be used for investment in securities market or futures market, or any other purpose restricted or prohibited by law.

8.6                   Party B shall have the right to review and enquire about loan payment management, use and collection of the loan funds by Party A, and Party A shall provide support for supervision of applicable accounts by Party B, as well as active support and convenience for examination, enquiry, and account control by Party B.

8.13            (applicable to credit line secured by mortgage/pledge) If the collateral mortgaged or pledged for the loan hereunder experiences impairment, damage or loss, or is seized, frozen, attached, expropriated, subject to demolition or involved in title dispute, Party A shall promptly notify Party B and provide additional security acceptable to Party B.

Article 9 Representations and Warranties

Party A hereby represents and warrants to Party B that during the term of this Agreement:

9.1                   Party A is a corporate body or organization established in accordance with the laws of the place where it is incorporated; it is qualified to conduct businesses included in its business license, official documents or bylaws in the place where it is incorporated or it conducts its principal businesses; it is qualified to make borrowing on its own.

9.2                   Party A has obtained all authorizations or approvals required for execution of this Agreement, and execution and performance of this Agreement will not breach its articles or any applicable laws or regulations.  Execution and performance of this Agreement will not conflict with any other Agreement that has been executed or is under performance.

9.3                   Party A is in good standing and has proven credit track record, without any credit default or evasion of bank debts.

9.4                   Party A has sound organizational structure and financial management system; it has not committed any offence in connection with its business operations for the past year; and none of its existing officers has committed any material offense.

9.5                   Party A warrants the purpose of this credit line contemplated herein is proper and lawful.

9.6                   All documents, information, statements and vouchers provided by Party A to Party B Under this Agreement are true, complete, accurate and valid, free from any false record, material omission, or misleading statement. The financial reports presented by Party A to Party B are prepared in accordance with applicable laws, regulations and financial accounting principles, and fairly reflect Party A’s financial conditions as of the end of relevant accounting periods and Party A’s business performance during such accounting periods.  No material adverse change has occurred to Party A’s financial conditions since the latest financial reporting date.

9.7                   Party A has not concealed from Party B any event that is occurring or has occurred and may affect Party A’s financial conditions or debt-repayment capacity, such as mediation, arbitration, litigation, enforcement or any other offense which may be detrimental to Party B’s interests or rights.

9.8                   There is no pending litigation, arbitration, other administrative proceedings or claim which may affect execution or performance of this Agreement by Party A or its repayment of the debts contemplated herein.

9.9                   Party A has carefully read this Agreement and completely understands and agrees with the terms and conditions of this Agreement. Party A is voluntary to execute and perform this Agreement, and this Agreement represent expression of its whole and true intentions.

Article 10 Default Events

Occurrence of any of the following events shall constitute beach by Party A, and Party B shall be entitled to the remedies provided under this Agreement:

10.1            Party A breaches any term of this Agreement or any of its representations or warranties made hereunder;

10.2            Party A experiences any of the following circumstances which has or may affect  performance of its obligations provided under this Agreement:

(1) Party A fails to repay any debt when it becomes due and payable (including any debt accelerated to become due and payable), fails to perform, or breaches any of its obligations provided under in other agreement;

(2) Party A experiences worsening of profitability, debt-repayment capability, operating capacity, cash flow or any other financials, which has or may have adverse impact upon Party A’s performance of its obligations provided hereunder;

(3) Material adverse change occurs to Party A’s brands, clients, marketing channels, shareholding structure, business operation, or external investment;

(4) Party A’s assets are seized, frozen, attached or under enforcement;

(5) Party A is or may be involved in any material economic dispute, litigation or arbitration;

(6) Party A is involved in any investigation or punishment by any judicial, taxation, industrial and commercial authority or any other administrative agency;

(7) There is extraordinary change of any of Party A’s legal representative, actual controlling person, major individual investor, or key executive, or any of such persons is involved in any material lawsuit or his or her principal assets are under custody, or any of such persons is under investigation or restriction by any judicial authority due to alleged involvement in any criminal offense, which makes him or her impossible to perform his/her obligations;

(8) Party A experiences shutdown, closure of business, dissolution, liquidation, suspension for internal rectification, or its business license is revoked or canceled, or it has filed for bankruptcy;

(9) Party A has violated any applicable laws or regulations, regulatory rules or industrial standards regarding food safety, safe production or environmental protection, which violation has caused accident; or

(10) Other any circumstance which may have adverse impact upon realization of Party B’s creditor’s right provided under this Agreement.

10.3            If any one of the following events occurs to the provider of guaranty, mortgage or pledge Under this Agreement and Party A fails to provide additional security acceptable to Party B, Party A shall be deemed in default:

(1) The guarantor breaches the applicable guarantee document, or experiences worsening of credit status or any event which impairs its guarantee capability;

(2) The mortgagor breaches the applicable mortgage Agreement or makes intentional damage to the collateral, or the collateral could or has been significantly impaired, or insurance for collateral is suspended or canceled, or there is any other occurrence that is prejudicial to Party B’s right in or to the mortgage;

(3) The pledgor breaches the applicable pledge document, or the collateral could or has been significantly impaired, or there is any other occurrence that is prejudicial to Party B’s right in or to the pledge;

(4) Party A fails to effect formalities of registration of security with competent authorities in accordance with laws and regulations; and

(5) There is any change in the security provided Under this Agreement which is adverse to Party B’s creditor’s right and Party A fails to provide additional security acceptable to Party B.

Article 11. Breach Liability:

Upon occurrence of any Event of Default provided Under this Agreement, Party B will have the right to take one or more of the following measures, to which Party A has no objection:

11.1            to reduce, suspend or terminate the credit line provided hereunder or shorten the term thereof;

11.2            to cease providing any loan available hereunder;

11.3            to accelerate repayment of any outstanding loan, declare that all outstanding amount Under this Agreement becomes immediately due and payable by Party A;

11.4            If any interest payable by Party A becomes overdue (including any interest payable to Party B as loan interest, penalty interest and compound interest), in addition to performing its obligation of repayment, Party A shall pay to Party B compound interest for such overdue interest calculated at the penalty interest rate provided under Section 11.5 from the day when such interest becomes overdue;

11.5            If any part of the outstanding loan becomes overdue, in addition to paying interest calculated under Section 3.1, Party A shall pay penalty interest for such overdue loan amount calculated at a penalty interest rate equal to 50% of the interest rate provided under Section 3.1 from the day when such loan amount becomes overdue until its full repayment;

11.6            If Party A uses the loan for any purpose other than those provided hereunder, it shall pay damages for the amount of the misused loan at an interest rate equal to 100% of the interest rate provided under Section 3.1 from the day when loan is misused until its full repayment;;

11. 7         to exercise its rights in and to the security provided hereunder;

11. 8         to require Party A to provide additional security acceptable to Party B;

11.9            Party A shall bear the expenses (including but not limited to litigation costs, attorneys’ fees, property preservation fees, travel expenses, enforcement fees, assessment fees, and auction fees) incurred by Party B in realizing the creditor’s rights through proceedings due to occurrence of Event of Default hereunder.

11.10     Party B shall have the right to deduct corresponding amount for repayment from any and all of the accounts opened with Party B or any other branch of Xiamen International Bank Co., Ltd. if Party A fails to repay any loan principal, interest and penalty interest, compound interest and other payables when it is due and payable, until all amounts due and payable Under this Agreement are fully repaid.  Deduction of any amount in another currency shall be converted into applicable currency at the exchange rate as announced by Party B.

Article 12. Assignment

12.1            Party B shall have the right to assign all or any of its rights hereunder to any third party without the consent of Party A and, upon such assignment, the assign shall have all rights auxiliary to the creditor’s right provided hereunder.

12.2            Party A may not assign or transfer all or any of its rights and obligations hereunder without Party B’s written consent.

Article 13. Effectiveness, Amendment and Termination

13.1            This Agreement shall take effect from the date on which the authorized signatories of Party A and Party B have signed (or sealed) and affix the official seal hereunto, and shall continue to be effective until Party A has paid off all the principal, interest, penalty interest, compound interest, liquidated damages and other fees (if any) provided hereunder.

13.2            Any amendment to this Agreement shall be made in writing and become effective upon mutual agreement between the Parties. Such amended terms and conditions constitute part of this Agreement and have the same legal effect as this Agreement. The original provision shall remain valid until the amendment thereto becomes effective.

13.3            Any amendment to or termination of this Agreement shall not affect the right of the Parties to claim damages. The provision related to dispute resolution shall survive any termination of this Agreement.

Article 14. Governing Law and Dispute Resolution

Formation, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the People‘s Republic of China (for purpose of this Agreement, excluding Hong Kong and Macao Special Administrative Regions and Taiwan).  Any dispute arising from or relating to this Agreement shall be resolved by both parties through negotiation.  If such negotiation fails, the dispute shall be subject to jurisdiction of the people’s court in the place where Party B is located.

During the litigation, the Parties shall continue to perform undisputed terms of this Agreement.

Article 15. Miscellaneous

15.1            Any security documents, business vouchers (including but not limited to promissory note, and business vouchers issued by Party B) and other legal instrument related to this Agreement are integral to this Agreement.

15.2            failure, delay, or partial exercise by Party B of any of its rights hereunder shall not operate as waiver or alteration of such right or any other right, nor affect its further exercise of such right or any other right.

15.3            Invalidity or non-enforceability of any provision of this Agreement shall not affect the validity and enforceability of the other provisions and shall not affect the validity of this Agreement in entirety.

15. 4         Invalidity of this Agreement in whole or in part shall have no effect upon validity of the security terms provided hereunder.

15.5            “Affiliate”, “affiliation”, “related party transaction”, “major individual investor” and “key management personnel” used herein shall have the same meanings defined in the Accounting Standard for Business Enterprises No. 36—Disclosure by Affiliate(Accounting [2006] No. 3) promulgated by the Ministry of Finance.

15.6            Headings herein are for reference only and do not constitute any interpretation of this Agreement, or limit the content and scope thereunder.

Article 16. Other matters Agreed by the Parties

See Supplement to the Comprehensive Credit Line Agreement (No. GRB15217)

Article 17. This Agreement is made in three originals, one for Party A and two for Party B, and each of originals shall be equally effective.

Article 18. Acknowledgement

The Parties have read through all the terms of this Agreement and paid special attention to those highlighted by bold.  At the request of the Debtor, the creditor has provided notes for certain terms of this Contract. The Debtor is fully aware of the meanings and the legal consequences thereof, and has entered into this Agreement voluntarily.

Party A: Beijing Secoo Trading Limited (Company Seal)

Legal representative or authorized representative:	/s/ SEAL

Party B:           Xiamen International Bank Co., Ltd. Beijing Branch (Company Seal)

Legal representative or authorized representative:	/s/ SEAL

Signed on: September 17, 2015

Signed in: Beijing

Supplement to the General Credit Contract

No. GRB15217

Article 16. Other Matters Agreed by the Parties:

16.1            The details of Section 4(1) of this Agreement are as follows: “Others: the credit line provided hereunder shall be applied for Party A’s working capital purpose (operations and purchases in ordinary course of business; repayment of Party A’s shareholder loans for working capital), and without the written consent of the Creditor, the Debtor may not use any loans borrowed under this credit line for any other purpose.

16.2       If Party A applies to draw down any amount under the credit line for operations and purchases in ordinary course of business provided under Section 4(1) of this Agreement, Party A shall provide documents required by Party B, including without limitation purchase contract, agreements and relevant documents.  Any loan borrowed under the credit line shall be paid to counterparty provided under such contract and agreement. Party B shall have the right to decide upon provision and transfer of the loan based on its review of such contract, agreement and related documents.

16.3       If Party A applies to draw down any amount under the credit line for repayment of Party A’s shareholder loans for working capital provided under Section 4(1) of this Agreement, Party A shall provide documents required by Party B, including without limitation loan Agreement between Party A and applicable shareholder, money transfer certificate, outstanding balance certificate, and loan use certificate.  Any loan borrowed under the credit line shall be paid to the account of such shareholder of Party A. Party B shall have the right to decide upon provision and transfer of the loan based on its review of such documents provided by Party A and ensure the drawdown amount will be no more than the total amount of the applicable shareholder’s loan.

16.4       Section 7.1 of this Agreement is as follows: Hong Kong Secoo Investment Group Limited (the “Pledgor”) will pledge sufficient RMB deposits placed with Party B and any interest accrued thereon (the amount of which deposit is provided under Section 16.5 of this Agreement) for Party B’s repayment of all the debts payable to A hereunder, and Party A shall have first priority to enforce such pledge (the agreement of pledge of deposit certificate will be separately provided).

16.5       As long as the credit line provided under this Agreement is available, the outstanding amount draw down by Party A under the credit line shall be no more than 97% of the amount of the deposit pledged by the Pledgor (i.e. pledge rate).

16.6       As long as the credit line provided under this Agreement is available and subject to terms and conditions of this Agreement, the Pledgor may pledge and Party A may draw down the credit lien in installments, provided that the term of each drawdown by Party A under the credit line shall not exceed 12 months.

16.7       Upon maturity of each loan under the credit line, Party A shall repay the loan with its own funds.

16.8       As long as the credit line provided under this Agreement is available and without Party B’s written consent, Party A may not incur any additional debt or offshore security, otherwise Party A shall be deemed to have defaulted under this Agreement, and Party B shall be entitled to damages provided hereunder.

16.9       As long as the credit line provided under this Agreement is available, Party B shall have the right to adjust the interest rate set forth in Section 3.1.1 in accordance with the Bank Price Guidelines, and the adjusted interest rate shall be separately agreed upon by the Parties in writing.

This Supplement to the General Credit Contract (number GRB15217) is an integral part of the Agreement.  Except for the provisions amended and supplemented in this Supplement, all other provisions of the General Credit Contract (number GRB15217) and their effect shall remain unchanged.